Filed Pursuant To Rule 433

Registration No. 333-286293

April 15, 2025

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1912143980168618401

Tweet 1:

Grayscale Digital Large Cap Fund (Ticker: $GDLC) provides exposure to the top five cryptocurrencies in your brokerage or IRA.

#bitcoin #ethereum $SOL $XRP $ADA

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

Tweet 2:

Investing involves risk, including possible loss of principal.

LinkedIn Post:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7317909686446350337/

Grayscale Digital Large Cap Fund (Ticker: GDLC) provides exposure to the top five cryptocurrencies in your brokerage or IRA.

#bitcoin #ethereum $SOL $XRP $ADA

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

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Investing involves risk, including possible loss of principal. Holdings are subject to change.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.